  As filed with the Securities and Exchange Commission on August 4, 2000
                                                     Registration No. 333-39428
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  -----------

                            AMENDMENT No. 2 to
                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                  -----------

                                 CHIPPAC, INC.
            (Exact Name of Registrant as Specified in its Charter)

                                  -----------

             Delaware                           3674                          77-0463-48
 (State or Other Jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
  Incorporation or Organization)    Classification Code Number)         Identification Number)


                              3151 Coronado Drive
                         Santa Clara, California 95054
                           Telephone: (408) 486-5900
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                  -----------

                               Dennis P. McKenna
                     President and Chief Executive Officer
                              3151 Coronado Drive
                         Santa Clara, California 95054
                           Telephone: (408) 486-5900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  -----------

                                  Copies to:

             Eva Herbst Davis, Esq.                           Stephen L. Burns, Esq.
                Kirkland & Ellis                             Cravath, Swaine & Moore
           777 South Figueroa Street                             Worldwide Plaza
         Los Angeles, California 90017                          825 Eighth Avenue
           Telephone: (213) 680-8400                      New York, New York 10019-7475
                                                            Telephone: (212) 474-1000

                                  -----------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                  -----------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
                                                                      Proposed Maximum
                                                     Proposed Maximum    Aggregate      Amount of
     Title of Each Class of          Amount to be     Offering Price      Offering     Registration
   Securities to be Registered       Registered(1)      Per Share         Price(2)        Fee(3)
---------------------------------------------------------------------------------------------------
Class A Common Stock,
 par value $0.01 per share......   17,825,000 shares      $22.00        $392,150,000     $103,528
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) Includes 2,325,000 shares that the underwriters have the option to purchase from ChipPAC, Inc. to cover over-allotments, if any.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to paragraph (a) of Rule 457 of the Securities Act.

(3) Fee was paid with the previous filings of the Registration Statement.

                                  -----------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 ------------
                               ----------------

Explanatory Note

   The purpose of this Pre-Effective Amendment No. 2 to the Registration Statement is solely to file exhibits to the Registration Statement, as set forth below in Item 16(a) of Part II.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, to be paid by the Registrant.

     SEC registration fee........................................... $  103,528
     National Association of Securities Dealers, Inc. filing fee....     30,500
     Nasdaq National Market listing fee.............................     95,000
     Printing and engraving fees....................................    300,000
     Legal fees and expenses........................................    350,000
     Accounting fees and expenses...................................    500,000
     Blue Sky fees and expenses.....................................      1,000
     Transfer agent and register fees...............................      7,000
     Directors' and officers' insurance.............................    465,000
     Miscellaneous..................................................      7,972
                                                                     ----------
       Total........................................................ $1,860,000
                                                                     ==========

---------------------
* To be included by amendment

Item 14. Indemnification of Directors and Officers.

   Registrant is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

   Registrant's Certificate of Incorporation and By-laws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law. Registrant maintains a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

Item 15. Recent Sales of Unregistered Securities.

   The Registrant was incorporated in Delaware in 2000 in order to effect the reincorporation of ChipPAC, Inc., a California corporation ("ChipPAC California") through a merger of ChipPAC California into the Registrant.

   On June 13, 2000 the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with ChipPAC California. Pursuant to the Merger Agreement, which is filed as Exhibit 2.1 to the Registration Statement, the ChipPAC California will merge with and into the Registrant (the "Merger"), as a result of which ChipPAC California will cease to exist and the Registrant will operate business as ChipPAC, Inc. The Merger is to occur immediately prior to the effectiveness of this Registration Statement. Such transactions will be exempt from registration by virtue of Sections 3(a)(11) or 4(2) of the Securities Act. In the Merger the following issuances will take place:

  . each outstanding share of ChipPAC California Class A common stock, par value $0.01, will be converted into and become one share of Class A common stock of the Registrant ("Registrant Class A Common Stock");

  . each outstanding share of ChipPAC California Class B common stock, par value $0.01, will be converted into and become one share of Class B common stock of the Registrant ("Registrant Class B Common Stock");

  . each outstanding share of ChipPAC California Class L common stock, par value $0.01 will be converted into and become one share of Registrant Class A Common Stock plus an additional number of shares of Registrant Class A Common Stock determined by dividing a preferential distribution, based in part on the original cost of such share plus an amount which accrues daily at a rate of 12% per annum, compounded quarterly, by the per share price of the Registrant Class A Common Stock in the offering to which this Registration Statement relates;

  . each share of outstanding ChipPAC California Class A Convertible preferred stock, $0.01 par value, will be converted into one share of Registrant Class A Convertible preferred stock, par value $0.01;

  . each share of outstanding ChipPAC California Class B preferred stock, par value $0.01, will be converted into one share of Registrant Class B preferred stock, par value $0.01; and

  . each share of outstanding ChipPAC California Class C preferred stock, par value $0.01, will be converted into one share of Registrant Class C preferred stock, par value $0.01.

   ChipPAC California completed a recapitalization on August 5, 1999. In connection with the recapitalization, ChipPAC California issued:

  . 4,500,000 shares of Class L common stock, par value $0.01, and 40,500,000 shares of Class A common stock, par value $0.01, to Bain Capital Fund VI, L.P. and its affiliates for a total of $45,000,000;

  . 4,500,000 shares of Class L common stock, par value $0.01, and 40,500,000 shares of Class A common stock, par value $0.01, to SXI Group LLC and its affiliates for a total of $45,000,000;

  . 1,000,000 shares of Class L common stock, par value $0.01, 9,000,000 shares of Class A common stock, par value $0.01 and 30,000 shares of Class B Preferred Stock, par value $0.01, to Hyundai Electronics America in exchange for all of the previously outstanding capital stock of ChipPAC California held by Hyundai Electronics America;

  . 100,000 shares of Class L common stock, par value $0.01, and 900,000 shares of Class A common stock, par value $0.01, to each of ChipPAC Equity Investors LLC and Sankaty High Yield Asset Partners, L.P. for a total of $2,000,000;

  . 40,000 shares of Class B preferred stock, par value $0.01, to Hyundai Electronics America for $40,000,000; and

  . 10,000 shares of Class A Convertible preferred stock, par value $0.01, to Intel Corporation for $10,000,000.

The sales and issuances above were deemed exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2), 3(a)(9) or 3(a)(11).

   In October 1999, pursuant to its 1999 Stock Purchase and Option Plan, ChipPAC California authorized to a group of 213 employees: (i) the sale of 303,500 shares of Class L common stock, par value $0.01, at a price of $9.00 per share, and the sale of 2,731,500 shares of Class A common stock, par value $0.01, at a price of $0.1111 per share, for an aggregate purchase price of $3,035,000, (ii) the sale of 2,470,000 shares Class A common stock, par value $0.01 per share, at a price of $0.1111 per share, which shares vest over time,
(iii) the grant of options to purchase an aggregate of 1,051,750 shares of Class A common stock at a price of $0.1111 per share and (iv) the grant of options to purchase an aggregate of 2,285,500 shares of Class A common stock at a price of $2.10 per share. The options are not transferable, and neither the options nor the employees' rights to the time vesting stock vest prior to August 2000.

   In January 2000, pursuant to its 1999 Stock Purchase and Option Plan, ChipPAC California authorized to a group of 27 employees: (i) the sale of 20,000 shares of Class L common stock, par value $0.01, at a price of $9.00 per share, and the sale of 180,000 shares of Class A common stock, par value $0.01, at a price of $0.1111 per share, for an aggregate purchase price of $200,000,
(ii) the sale of 75,000 shares of Class A common stock, par value $0.01 per share, at a price of $0.1111 per share, which shares vest over time, (iii) the grant of options to purchase an aggregate of 130,750 shares of Class A common stock at a price of $0.1111 per share and (iv) the grant of options to purchase an aggregate of 108,000 shares of Class A common stock at a price of $2.10 per share. The options are not transferable, and neither the options nor the employees' rights to the time vesting stock vest prior to January 2001.

   In April 2000, pursuant to its 1999 Stock Purchase and Option Plan, ChipPAC California authorized to a group of 11 employees: (i) the grant of options to purchase an aggregate of 57,500 shares of Class A common stock at a price of $0.1111 per share and (ii) the grant of options to purchase an aggregate of 5,000 shares of Class A common stock at a price of $2.10 per share. The options are not transferable, and the options do not vest prior to April 2001.

   On June 30, 2000, ChipPAC California issued 17,500 shares of Class C preferred stock, par value $0.01, to Intersil Corporation ("Intersil") in connection with and as partial consideration for ChipPAC California's acquisition of Intersil's Malaysian business.

   The sales and issuances above were deemed exempt from registration under the Securites Act of 1933, as amended, by virtue of Section 4(2) and Rule 701 of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

 (a)  Exhibits.

  1.1 Form of Underwriting Agreement.

  2.1 Amended and Restated Agreement and Plan of Merger of ChipPAC, Inc., a
      California corporation, and ChipPAC, Inc., a Delaware corporation.

  2.2 Agreement and Plan of Recapitalization and Merger, dated as of March 13,
      1999, by and among Hyundai Electronics Industries Co., Ltd., Hyundai
      Electronics America, ChipPAC, Inc. and ChipPAC Merger Corp.*

 Exhibit No. Description
 ----------- -----------
      2.3    First Amendment to Agreement and Plan of Recapitalization and
             Merger, dated as of June 16, 1999 by and among Hyundai Electronics
             Industries Co., Ltd., Hyundai Electronics America, ChipPAC, Inc.
             and ChipPAC Merger Corp.*

      2.4    Second Amendment to Agreement and Plan of Recapitalization and
             Merger, dated as of August 5, 1999, by and among Hyundai
             Electronics Industries Co., Ltd., Hyundai Electronics America,
             ChipPAC, Inc. and ChipPAC Merger Corp.*

      3.1    Amended and Restated Certificate of Incorporation of ChipPAC,
             Inc.**

      3.2    Amended and Restated By-Laws of ChipPAC, Inc.

      4.1    Specimen certificate for ChipPAC, Inc. Common Stock.

      5.1    Opinion of Kirkland & Ellis.**

     10.1 Credit Agreement, dated as of August 5, 1999, as amended and restated as of June 30, 2000, by and among ChipPAC International
             Company Limited, ChipPAC, Inc., the Lenders listed therein and
             Credit Suisse First Boston, as Administrative Agent, Sole Lead
             Manager and Collateral Agent.**

     10.2    Guaranty, dated as of August 5, 1999, by and among ChipPAC, Inc.
             and certain subsidiaries of ChipPAC, Inc., in favor of Credit
             Suisse First Boston.*

     10.3 Subsidiary Guaranty Agreement, dated as of August 5, 1999, by and among ChipPAC Korea Company Ltd., ChipPAC Limited, ChipPAC
             (Barbados) Ltd., ChipPAC Luxembourg S.a.R.L., ChipPAC Liquidity
             Management Hungary Limited Liability Company and ChipPAC
             International Company Limited, in favor of Firstar Bank of
             Minnesota, N.A.*

     10.4    Amended and Restated Stockholders Agreement, dated as of August 5,
             1999, by and among ChipPAC, Inc. the Hyundai Group (as defined therein), the Bain Group (as defined therein), the SXI Group
             (as defined therein), Intel Corporation, ChipPAC Equity Investors
             LLC, and Sankaty High Yield Asset Partners, L.P.*

     10.5    Amended and Restated Registration Agreement, dated as of August 5,
             1999, by and among ChipPAC, Inc., the Hyundai Stockholders (as defined therein), the Bain Stockholders (as defined therein), the SXI Stockholders (as defined therein), Intel Corporation, ChipPAC
             Equity Investors LLC, and Sankaty High Yield Asset Partners, L.P.*

   10.5.1 Amendment No. 1 to Amended and Restated Registration Agreement, dated as of June 30, 2000, by and among ChipPAC, Inc., Sapphire
             Worldwide Investments, Inc., the Bain Stockholders (as defined therein) and SXI Group LLC.**

   10.5.2    Form of Amendment No. 2 to Amended and Restated Registration
             Agreement, dated as of July 13, 2000, by and among ChipPAC, Inc., Qualcomm Incorporated, SXI Group LLC and the Bain Shareholders (as defined therein).**

     10.6 Transition Services Agreement, dated as of August 5, 1999, by and among Hyundai Electronics Industries Co., Ltd., Hyundai
             Electronics America, ChipPAC, Inc., ChipPac Korea Company Ltd.,
             Hyundai Electronis Company (Shanghai) Ltd., ChipPAC Assembly and
             Test (Shanghai) Company Ltd., ChipPAC Barbados Limited and ChipPAC
             Limited.*

     10.7    Lease Agreement, dated as of June 30, 1998, by and between Hyundai
             Electronics Industries Co., Ltd. and ChipPAC Korea Ltd.*

   10.7.1 Amendment Agreement, dated September 30, 1998, to Lease Agreement, dated June 30, 1998, by and between Hyundai Electronics Industries
             Co., Ltd. and ChipPAC Korea Ltd.*

   10.7.2    Amendment Agreement 2, dated September 30, 1999, to Lease
             Agreement, dated June 30, 1998, by and between Hyundai Electronics
             Industries Co., Ltd. and ChipPAC Korea Ltd.*

     10.8    Agreement Concerning Supply of Utilities, Use of Welfare
             Facilities and Management Services for Real Estate, dated as of June 30, 1998, by and between Hyundai Electronics Industries Co.,
             Ltd. and ChipPAC Korea Ltd.*

 Exhibit No. Description
 ----------- -----------
     10.9    Service Agreement, dated as of August 5, 1999, by and between
             Hyundai Electronics Industries Co., Ltd. and ChipPAC Limited.+*

     10.10 Sublease Agreement, dated as of May 1, 1998, by and between Hyundai Electronics America and ChipPAC, Inc.*
     10.11 Patent Sublicense Agreement, dated as of August 5, 1999, by and between Hyundai Electronics Industries Co., Ltd. and ChipPAC
             Limited.*

     10.12   TCC License Agreement, dated December 22, 1998, between Tessera
             Inc., the Tessera Affiliates (as defined therein), ChipPAC, Inc.
             and the Licensee Affiliates (as defined therein).+*

  10.12.1    Letter Agreement, dated July 15, 1999, by and among ChipPAC, Inc.,
             Hyundai Electronics America, ChipPAC Limited and Tessera, Inc.*

     10.13 Materials Agreement, dated as of July 1, 1999, by and between ChipPAC Limited and Intel Corporation.+*

     10.14 Assembly Services Agreement, dated as of August 5, 1999, by and between Intel Corporation and ChipPAC Limited.+*

     10.15 Stock Purchase Agreement, dated as of August 5, 1999, by and between ChipPAC, Inc. and Intel Corporation.*

     10.16 Warrant to Purchase Class B Common Stock of ChipPAC, Inc., dated as of August 5, 1999, issued to Intel Corporation.*

     10.17 Advisory Agreement, dated as of August 5, 1999, by and among ChipPAC, Inc., ChipPAC Limited, ChipPAC Operating Limited and Bain
             Capital, Inc.*

     10.18 Advisory Agreement, dated as of August 5, 1999, by and among ChipPAC, Inc., ChipPAC Limited, ChipPAC Operating Limited and SXI
             Group LLC.*

     10.19   Employment Agreement, dated as of October 1, 1999, between
             ChipPAC, Inc. and Dennis McKenna.*

     10.20   ChipPAC, Inc. 1999 Stock Purchase and Option Plan.*

     10.21   ChipPAC, Inc. 2000 Equity Incentive Plan.**

     10.22   ChipPAC, Inc. 2000 Employee Stock Purchase Plan.**

  10.23.1    Form of Key Employee Purchased Stock Agreement.*

  10.23.2    Form of Key Employee Purchased Stock Agreement (with Loan).*

     10.24   Form of Employee Restricted Stock Agreement.*

     10.25   Form of Directors Tranche I Stock Option Agreement.*

     10.26   Form of Employees Tranche I Stock Option Agreement.*

     10.27   Form of Tranche II Stock Option Agreement.*

     10.28   Indenture, dated as of July 29, 1999, by and among ChipPAC
             International Limited, ChipPAC Merger Corp. and Firstar Bank of
             Minnesota, N.A., as trustee.*

     10.29 First Supplemental Indenture, dated as of August 5, 1999, by and among ChipPAC International Company Limited, ChipPAC, Inc. and
             Firstar Bank of Minnesota, N.A., as trustee.*

     10.30   12 3/4% Senior Subordinated Notes Due 2009.*

     10.31   Form of Series B 12 3/4% Senior Subordinated Notes Due 2009.*

     10.32   Intellectual Property Rights Agreement, entered into as of June
             30, 2000, by and between Intersil Corporation and ChipPAC
             Limited.**

     10.33 Supply Agreement, entered into as of June 30, 2000, by and between Intersil Corporation and ChipPAC Limited.**

 Exhibit No. Description
 ----------- -----------
    10.34    Shareholders Agreement, dated as of June 30, 2000, by and among
             ChipPAC, Inc., the Bain Group (as defined therein), the SXI Group
             (as defined therein) and Sapphire Worldwide Investments, Inc.**

    10.35    Class A Common Stock Purchase Agreement, dated as of July 13,
             2000, by and between ChipPAC, Inc. and Qualcomm Incorporated.**
    10.36    Promissory Note, dated as of August 2, 2000 by and between Dennis
             McKenna and ChipPAC, Inc.

    10.37    Promissory Note, dated as of August 2, 2000, by and between Robert
             Krakauer and ChipPAC, Inc.

    10.38 Supplemental Agreement No. 1 to the Advisory Agreement, dated as of August 2, 2000, by and among ChipPAC, Inc., ChipPAC Limited,
             ChipPAC International Company Limited and Bain Capital, Inc.

    10.39 Supplemental Agreement No. 1 to the Advisory Agreement, dated as of August 2, 2000, by and among ChipPAC, Inc., ChipPAC Limited,
             ChipPAC International Company Limited and SXI Group LLC.

    21.1     Subsidiaries of ChipPAC, Inc., ChipPAC International Company
             Limited, ChipPAC (Barbados) Ltd., ChipPAC Limited, ChipPAC
             Liquidity Management Limited Liability Company, ChipPAC Luxembourg
             S.a.R.L. and ChipPAC Korea Company Ltd.*

    23.1     Consent of PricewaterhouseCoopers LLP.**

    23.2     Consent of Ernst & Young LLP.**

    23.3     Consent of Kirkland & Ellis (included in Exhibit 5.1).**

    24.1     Powers of Attorney.**

    27.1     Financial Data Schedule.**

---------------------
  * Incorporated by reference to the Registrant's Form S-4 (No. 333-91641).

** Previously filed.
  + Confidential treatment has been granted as to certain portions of these exhibits, which are incorporated by reference.

(b) Financial Statement Schedules.

   The following financial statement schedules for the three years ended December 31, 1999 are included in this registration statement.

   Schedule II--Valuation and Qualifying Accounts and Reserves--Allowance for
                               Doubtful Accounts
                                 (in thousands)

                                          Additions charged Deductions  Balance
                           Balance at       to Costs and       and      at End
Year Ended December 31  beginning of year     Expenses      Write-offs of Period
----------------------  ----------------- ----------------- ---------- ---------
1999..................        1,162              144           (110)     1,196
1998..................          375              787            --       1,162
1997..................           85              404           (114)       375

Item 17. Undertakings.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424 (b)(1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 4, 2000.

                                          ChipPAC, Inc.

                                          By: /s/ Dennis P. McKenna
                                            -----------------------------------
                                             Name: Dennis P. McKenna
                                             Title: President and Chief
                                              Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons in the capacity and on the date indicated.

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis P. McKenna, Robert Krakauer and Curt Mason, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Signature                           Title                  Date
             ---------                           -----                  ----

       /s/ Dennis P. McKenna         President and Chief           August 4, 2000
____________________________________  Executive Officer
         Dennis P. McKenna            (Principal Executive
                                      Officer) and Director

        /s/ Robert Krakauer          Chief Financial Officer       August 4, 2000
____________________________________  (Principal Financial
          Robert Krakauer             Officer)

                 *                   Vice President of Finance     August 4, 2000
____________________________________  and Corporate Controller
             Curt Mason               (Principal Accounting
                                      Officer)

                 *                   Director                      August 4, 2000
____________________________________
           David Dominik

             Signature                           Title                  Date
             ---------                           -----                  ----

                 *                   Director                      August 4, 2000
____________________________________
           Edward Conard

                 *                   Director                      August 4, 2000
____________________________________
          Marshall Haines

                 *                   Director                      August 4, 2000
____________________________________
         Michael A. Delaney

                 *                   Director                      August 4, 2000
____________________________________
         Paul C. Schorr, IV

                 *                   Director                      August 4, 2000
____________________________________
           Joseph Martin

                 *                   Director                      August 4, 2000
____________________________________
           Chong Sup Park

* The undersigned, by signing his name hereto, does hereby sign and execute this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 on behalf of the above named officer and directors of the Registrant pursuant to the Power of Attorney executed by such officer and/or director and previously filed with the Securities and Exchange Commission.

    /s/ Robert Krakauer
*By: __________________________
        Robert Krakauer
       Attorney-in-Fact

                                 Exhibit Index

 Exhibit No. Description
 ----------- -----------
      1.1    Form of Underwriting Agreement.

      2.1    Amended and Restated Agreement and Plan of Merger of ChipPAC,
             Inc., a California corporation, and ChipPAC, Inc., a Delaware corporation.

      2.2 Agreement and Plan of Recapitalization and Merger, dated as of March 13, 1999, by and among Hyundai Electronics Industries Co.,
             Ltd., Hyundai Electronics America, ChipPAC, Inc. and ChipPAC
             Merger Corp.*

      2.3    First Amendment to Agreement and Plan of Recapitalization and
             Merger, dated as of June 16, 1999 by and among Hyundai Electronics
             Industries Co., Ltd., Hyundai Electronics America, ChipPAC, Inc.
             and ChipPAC Merger Corp.*

      2.4    Second Amendment to Agreement and Plan of Recapitalization and
             Merger, dated as of August 5, 1999, by and among Hyundai
             Electronics Industries Co., Ltd., Hyundai Electronics America,
             ChipPAC, Inc. and ChipPAC Merger Corp.*

      3.1    Amended and Restated Certificate of Incorporation of ChipPAC,
             Inc.**

      3.2    Amended and Restated By-Laws of ChipPAC, Inc.

      4.1    Specimen certificate for ChipPAC, Inc. Common Stock.

      5.1    Opinion of Kirkland & Ellis.**

     10.1 Credit Agreement, dated as of August 5, 1999, as amended and restated as of June 30, 2000, by and among ChipPAC International
             Company Limited, ChipPAC, Inc., the Lenders listed therein and
             Credit Suisse First Boston, as Administrative Agent, Sole Lead
             Manager and Collateral Agent.**

     10.2    Guaranty, dated as of August 5, 1999, by and among ChipPAC, Inc.
             and certain subsidiaries of ChipPAC, Inc., in favor of Credit
             Suisse First Boston.*

     10.3 Subsidiary Guaranty Agreement, dated as of August 5, 1999, by and among ChipPAC Korea Company Ltd., ChipPAC Limited, ChipPAC
             (Barbados) Ltd., ChipPAC Luxembourg S.a.R.L., ChipPAC Liquidity
             Management Hungary Limited Liability Company and ChipPAC
             International Company Limited, in favor of Firstar Bank of
             Minnesota, N.A.*

     10.4    Amended and Restated Stockholders Agreement, dated as of August 5,
             1999, by and among ChipPAC, Inc. the Hyundai Group (as defined therein), the Bain Group (as defined therein), the SXI Group
             (as defined therein), Intel Corporation, ChipPAC Equity Investors
             LLC, and Sankaty High Yield Asset Partners, L.P.*

     10.5    Amended and Restated Registration Agreement, dated as of August 5,
             1999, by and among ChipPAC, Inc., the Hyundai Stockholders (as defined therein), the Bain Stockholders (as defined therein), the SXI Stockholders (as defined therein), Intel Corporation, ChipPAC
             Equity Investors LLC, and Sankaty High Yield Asset Partners, L.P.*

   10.5.1 Amendment No. 1 to Amended and Restated Registration Agreement, dated as of June 30, 2000, by and among ChipPAC, Inc., Sapphire
             Worldwide Investments, Inc., the Bain Stockholders (as defined therein) and SXI Group LLC.**

   10.5.2    Form of Amendment No. 2 to Amended and Restated Registration
             Agreement, dated as of July 13, 2000, by and among ChipPAC, Inc., Qualcomm Incorporated, SXI Group LLC and the Bain Shareholders (as defined therein).**

     10.6 Transition Services Agreement, dated as of August 5, 1999, by and among Hyundai Electronics Industries Co., Ltd., Hyundai
             Electronics America, ChipPAC, Inc., ChipPac Korea Company Ltd.,
             Hyundai Electronis Company (Shanghai) Ltd., ChipPAC Assembly and
             Test (Shanghai) Company Ltd., ChipPAC Barbados Limited and ChipPAC
             Limited.*

     10.7    Lease Agreement, dated as of June 30, 1998, by and between Hyundai
             Electronics Industries Co., Ltd. and ChipPAC Korea Ltd.*

 Exhibit No. Description
 ----------- -----------
   10.7.1    Amendment Agreement, dated September 30, 1998, to Lease Agreement, dated June 30, 1998, by and between Hyundai Electronics Industries
             Co., Ltd. and ChipPAC Korea Ltd.*

   10.7.2    Amendment Agreement 2, dated September 30, 1999, to Lease
             Agreement, dated June 30, 1998, by and between Hyundai Electronics
             Industries Co., Ltd. and ChipPAC Korea Ltd.*

     10.8    Agreement Concerning Supply of Utilities, Use of Welfare
             Facilities and Management Services for Real Estate, dated as of June 30, 1998, by and between Hyundai Electronics Industries Co.,
             Ltd. and ChipPAC Korea Ltd.*

     10.9 Service Agreement, dated as of August 5, 1999, by and between Hyundai Electronics Industries Co., Ltd. and ChipPAC Limited.+*

     10.10 Sublease Agreement, dated as of May 1, 1998, by and between Hyundai Electronics America and ChipPAC, Inc.*

     10.11 Patent Sublicense Agreement, dated as of August 5, 1999, by and between Hyundai Electronics Industries Co., Ltd. and ChipPAC
             Limited.*

     10.12   TCC License Agreement, dated December 22, 1998, between Tessera
             Inc., the Tessera Affiliates (as defined therein), ChipPAC, Inc.
             and the Licensee Affiliates (as defined therein).+*

  10.12.1    Letter Agreement, dated July 15, 1999, by and among ChipPAC, Inc.,
             Hyundai Electronics America, ChipPAC Limited and Tessera, Inc.*

     10.13 Materials Agreement, dated as of July 1, 1999, by and between ChipPAC Limited and Intel Corporation.+*

     10.14 Assembly Services Agreement, dated as of August 5, 1999, by and between Intel Corporation and ChipPAC Limited.+*

     10.15 Stock Purchase Agreement, dated as of August 5, 1999, by and between ChipPAC, Inc. and Intel Corporation.*

     10.16 Warrant to Purchase Class B Common Stock of ChipPAC, Inc., dated as of August 5, 1999, issued to Intel Corporation.*

     10.17 Advisory Agreement, dated as of August 5, 1999, by and among ChipPAC, Inc., ChipPAC Limited, ChipPAC Operating Limited and Bain
             Capital, Inc.*

     10.18 Advisory Agreement, dated as of August 5, 1999, by and among ChipPAC, Inc., ChipPAC Limited, ChipPAC Operating Limited and SXI
             Group LLC.*

     10.19   Employment Agreement, dated as of October 1, 1999, between
             ChipPAC, Inc. and Dennis McKenna.*

     10.20   ChipPAC, Inc. 1999 Stock Purchase and Option Plan.*

     10.21   ChipPAC, Inc. 2000 Equity Incentive Plan.**

     10.22   ChipPAC, Inc. 2000 Employee Stock Purchase Plan.**

  10.23.1    Form of Key Employee Purchased Stock Agreement.*

  10.23.2    Form of Key Employee Purchased Stock Agreement (with Loan).*

     10.24   Form of Employee Restricted Stock Agreement.*

     10.25   Form of Directors Tranche I Stock Option Agreement.*

     10.26   Form of Employees Tranche I Stock Option Agreement.*

     10.27   Form of Tranche II Stock Option Agreement.*

     10.28   Indenture, dated as of July 29, 1999, by and among ChipPAC
             International Limited, ChipPAC Merger Corp. and Firstar Bank of
             Minnesota, N.A., as trustee.*

     10.29 First Supplemental Indenture, dated as of August 5, 1999, by and among ChipPAC International Company Limited, ChipPAC, Inc. and
             Firstar Bank of Minnesota, N.A., as trustee.*

     10.30   12 3/4% Senior Subordinated Notes Due 2009.*

     10.31   Form of Series B 12 3/4% Senior Subordinated Notes Due 2009.*

 Exhibit No. Description
 ----------- -----------
    10.32    Intellectual Property Rights Agreement, entered into as of June
             30, 2000, by and between Intersil Corporation and ChipPAC
             Limited.**

    10.33 Supply Agreement, entered into as of June 30, 2000, by and between Intersil Corporation and ChipPAC Limited.**

    10.34 Shareholders Agreement, dated as of June 30, 2000, by and among ChipPAC, Inc., the Bain Group (as defined therein), the SXI Group
             (as defined therein) and Sapphire Worldwide Investments, Inc.**

    10.35    Class A Common Stock Purchase Agreement, dated as of July 13,
             2000, by and between ChipPAC, Inc. and Qualcomm Incorporated.**
    10.36    Promissory Note, dated as of August 2, 2000, by and between Dennis
             McKenna and ChipPAC, Inc.

    10.37    Promissory Note, dated as of August 2, 2000, by and between Robert
             Krakauer and ChipPAC, Inc.

    10.38 Supplemental Agreement No. 1 to the Advisory Agreement, dated as of August 2, 2000, by and among ChipPAC, Inc., ChipPAC Limited,
             ChipPAC International Company Limited and Bain Capital, Inc.

    10.39 Supplemental Agreement No. 1 to the Advisory Agreement, dated as of August 2, 2000, by and among ChipPAC, Inc., ChipPAC Limited,
             ChipPAC International Company Limited and SXI Group LLC.

    21.1     Subsidiaries of ChipPAC, Inc., ChipPAC International Company
             Limited, ChipPAC (Barbados) Ltd., ChipPAC Limited, ChipPAC
             Liquidity Management Limited Liability Company, ChipPAC Luxembourg
             S.a.R.L. and ChipPAC Korea Company Ltd.*

    23.1     Consent of PricewaterhouseCoopers LLP.**

    23.2     Consent of Ernst & Young LLP.**

    23.3     Consent of Kirkland & Ellis (included in Exhibit 5.1).**

    24.1     Powers of Attorney.**

    27.1     Financial Data Schedule.**

---------------------
  * Incorporated by reference to the Registrant's Form S-4 (No. 333-91641).

** Previously filed.

  + Confidential treatment has been granted as to certain portions of these exhibits, which are incorporated by reference.